SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2010

URANIUM RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17171	75-2212772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
405 State Highway 121 Bypass, Building A, Suite 110 Lewisville, TX	75067
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code):   (972) 219-3330

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On September 16, 2010, the Registrant issued a press release announcing that the time has expired for opposing parties to petition the United States Supreme Court to review the June 2010 United States Court of Appeals for the 10th Circuit en banc ruling that URI’s Section 8 property in Churchrock, New Mexico is not Indian Country.  No petitions were filed as of the September 13, 2010 deadline.  The press release also announced that the New Mexico Environmental Law Center on behalf of Eastern Navajo Diné Against Uranium Mining (ENDAUM) and Southwest Research and Information Center has petitioned the United States Supreme Court for review of the March 2010, 10th Circuit Court of Appeals’ ruling that upheld the Company’s NRC license to conduct in-situ recovery (ISR) uranium mining at the Churchrock/Crown Point project.

Item 9.01.  Financial Statements and Exhibits

Exhibit 99.1 Press Release dated September 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Uranium Resources, Inc.

Dated:	September 16, 2010	By:	/s/ Thomas H. Ehrlich
Thomas H. Ehrlich
Vice President and Chief Financial Officer

3